Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-292424) of Ellington Financial Inc. of our reports dated February 26, 2025, and February 25, 2026 relating to the financial statements of LendSure Mortgage Corp., which appears in Ellington Financial Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Richey May & Co.
Englewood, Colorado
March 2, 2026